UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 5th Ave, Suite 1300, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.01 per share	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Marchex has entered into an Agreement in Principle (“AIP”) dated November 13, 2025 to acquire 100% of the stock of Archenia, Inc. (the “Transaction”) from its stockholders (the “Sellers”) for consideration consisting of a $10 million convertible promissory note (the “Note”), with interest at 6%, payable in three equal tranches on the 12, 18 and 24 monthly anniversaries of the closing date of the Transaction (the “Closing Date”). Principal and interest under the Note would be convertible in whole or in part into shares of Marchex’s Class B common stock at $1.80 per share (the 30-day average closing price through November 11, 2025). In addition, for each of the first and second 12-month periods following the Closing Date, to the extent Archenia’s revenue and Adjusted EBITDA exceed thresholds to be agreed to in the Definitive Agreement (as defined below), Marchex would issue to the Sellers 2 million shares of its Class B common stock for each such period.

A special committee of Marchex’s Board of Directors consisting solely of independent directors (the “Special Committee”) has approved Marchex entering into the AIP because certain of the Sellers are related parties. The parties have agreed to promptly commence to negotiate a definitive purchase agreement (the “Definitive Agreement”) relating to the Transaction. Conditions to entering into the Definitive Agreement include receipt of audited financial statements of Archenia for such periods as required by SEC rules, and receipt of a customary fairness opinion by a financial advisor selected by the Special Committee. Conditions to closing the Transaction shall include approval of the Transaction by a majority of Marchex’s disinterested stockholders. The Closing Date, in the event a Definitive Agreement is entered into and the Transaction is approved by disinterested stockholders, is anticipated to occur in the first half of 2026.

The foregoing description of the AIP and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the AIP, which will be attached as an exhibit to the Company’s next Form 10-Q Annual Report.

Forward-Looking Statements

Certain statements included above contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding the entering the Definitive Agreement, its terms, and consummation of the Transaction, the satisfaction of the thresholds for the contingent consideration contemplated by the AIP, and the Company’s strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. The Company may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on such statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in such statements due to a number of important factors, including but not limited to product demand, order cancellations and delays, competition, changes in business strategy or development plans, and general economic and business conditions. These factors are described in greater detail in the “Risk Factors” section of the Company’s most recent periodic report or registration statement filed with the SEC. All of the information provided herein is as of November 13, 2025 and the Company undertakes no duty to update the information provided herein.

Item 2.02 Results of Operations and Financial Condition.

On November 13, 2025, Marchex, Inc. (“Marchex” or the "Company") is issuing an Earnings Release and holding a conference call regarding its financial results for the third quarter ended September 30, 2025 (the “Earnings Release”). The full text of the Earnings Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Marchex is referencing non-generally accepted accounting principles ("GAAP") financial information in both the Earnings Release and on the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached Earnings Release. Disclosures regarding definitions of these financial measures used by Marchex and why Marchex’s management believes these financial measures provide useful information to investors is also included in the Earnings Release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Earnings Release of Marchex, dated November 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: November 13, 2025	By:	/S/ BRIAN NAGLE
	Name:	Brian Nagle
	Title:	Principal Financial Officer and Principal Accounting Officer